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                                                                   Exhibit 10.16

                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease (this "AMENDMENT") is made and entered into as of the ____ day of November, 2003 by and between ONE OAK PARK DRIVE, L.L.C., a Delaware limited liability company (the "LANDLORD") having an address at c/o Connelly Properties, L.L.C., 57 Bedford Street, Suite 100, Lexington, Massachusetts 02420, and CAMBRIDGE HEART, INC., a Delaware corporation (the "TENANT") having an address at One Oak Park Drive, Bedford, Massachusetts 01730.

                                WITNESSETH THAT:

     WHEREAS, pursuant to a Lease Agreement dated June __, 2000 (the "LEASE"), the Landlord leased to the Tenant certain space in that certain building known as and numbered One Oak Park Drive, in the Town of Bedford, Middlesex County, Massachusetts, as more particularly described in the Lease;

     WHEREAS, the Landlord and the Tenant wish to amend the Lease in certain respects;

     NOW THEREFORE, in consideration of the foregoing recitals and for further good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Landlord and the Tenant do hereby agree as follows:

1. EFFECTIVE DATE; DEFINITIONS. For purposes of this Amendment, the "EFFECTIVE DATE" shall mean December 1, 2003. The amendments to the Lease set forth in
Section 2 of this Amendment shall be effective prospectively only, commencing on the Effective Date. Such amendment shall have no retroactive effect with respect to periods occurring prior to the Effective Date. Unless the context requires otherwise, the terms used herein shall be construed in conformity with the definitions set forth in the Lease.

2. AMENDMENTS TO LEASE. Effective as of the Effective Date, the Lease is amended as follows:

     a. Paragraph 1 of the Lease is amended by substituting "10,480" for "11,000" where it appears in the Paragraph.

     b. Paragraph 3 of the Lease is amended by substituting "at midnight on November 30, 2005" for "at midnight on the last day of the month in which the third (3rd) anniversary of the Term Commencement Date occurs" where it appears in such Paragraph.

     c. Paragraph 5 of the Lease is amended by deleting the Paragraph in its entirety and substituting the following in place thereof.

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     "5.  BASIC RENT

          Commencing on the Term Commencement Date, and continuing through and including November 30, 2003, the Tenant shall pay Basic Rent to the Landlord at the annual rate of One Hundred Thirty-Two Thousand and 00/100 Dollars ($132,000.00), payable in advance on the first day of each calendar month in equal installments at the rate of Eleven Thousand and 00/100 Dollars ($11,000.00) per month. Commencing on December 1, 2003, and continuing through and including November 30, 2005, the Tenant shall pay Basic Rent to the Landlord at the annual rate of One Hundred Twenty Thousand Five Hundred Twenty and 00/100 Dollars ($120,520.00), payable in advance on the first day of each calendar month in equal installments at the rate of Ten Thousand Forty-Three and 34/100 Dollars ($10,043.34) per month. Basic Rent shall be payable to the Landlord at the address set forth above or such other address as the Landlord may thereafter specify by notice to the Tenant, without counterclaim, set off, deduction or defense and, except as otherwise expressly provided herein, without abatement."

     d. Paragraph 6 of the Lease is amended by deleting the Paragraph in its entirety and substituting the following in place thereof:

     "6.  OPERATING EXPENSES; TAXES

          a. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

               i. "BASE OPERATING EXPENSES": The aggregate amount of Operating Expenses incurred by the Landlord during calendar year 2004.

               ii. "BASE TAXES": The aggregate amount of Taxes incurred by the Landlord during calendar year 2004.

               iii. "OPERATING EXPENSES": Collectively, any and all charges, costs and expenses of every kind and nature whatsoever that the Landlord may from time to time actually incur, and the reasonable value, based on competitive rates, of any materials and services that the Landlord may provide in good faith with respect to the ownership, operation and maintenance of the Building and the Property, including, without limitation, (1) making repairs to and undertaking maintenance of the Building and the Property, including all alterations and improvements to the common areas of the Building; (2) providing utilities, including heat, water, sewer, electricity, air conditioning and ventilation to the Premises and to the common areas of the Building and the Property (expressly excluding electricity service for the Premises, for which the Tenant shall pay a separate charge as provided in Paragraph 8); (3) providing daily cleaning and rubbish removal; (4) providing watering, landscaping and lawn care for the Property; (5) sanding, plowing and removal of snow and ice from driveways, walkways and parking areas; (6) maintaining casualty and liability insurance with respect to the Landlord, the Premises, the Building and the Property;

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          (7)  reasonable administrative and management costs of the Landlord, but "Operating Expenses" shall not include any of the expenses set forth in EXHIBIT B attached hereto.

               IV. "TAXES": Any and all real estate taxes, betterments and special assessments or amounts in lieu or in the nature thereof and any other taxes, levies, water rents, sewer use charges and other excises, franchises, imposts and charges, general and special (and the entire amount of any interest, penalties and costs attributable to delayed payment of the Tenant's portion thereof where such delay is the fault of the Tenant) of whatever name and nature, and whether or not now within the contemplation of the parties hereto, which may now or hereafter be levied, assessed or imposed by the United States of America, The Commonwealth of Massachusetts, the Town of Bedford or any other authority, or become a lien upon all or any part of the Property, the Building, the Premises, the use or occupation thereof, or upon the Landlord and the Tenant in respect thereof, or upon the basis of rentals thereof or therefrom, or upon the estate hereby created, or upon the Landlord by reason of ownership of the reversion. Notwithstanding the foregoing, "Taxes" shall not include exclude (i) franchise, corporate, estate, gift, inheritance, succession, capital levy, transfer tax, and income or profits taxes or charges upon the rent payable by Tenant under the Lease, (ii) any fines, interest, penalties and the like imposed as the result of late payment (unless such late payment was caused by the Tenant's late payment of its share of the excess), and (iii) any amounts resulting from improvements made to the Building or the Property by the Landlord or any other person other than the Tenant after the Building and the Property were assessed for purposes of calculating Base Taxes.

               v.   "TENANT'S PERCENTAGE": Fifty Percent (50%).

          b. ADJUSTMENT OF OPERATING EXPENSES. If during any portion of any calendar year (including calendar year 2004 for purposes of establishing Base Operating Expenses), at least 95% of the Building's rentable area was not occupied by tenants, then actual Operating Expenses incurred by the Landlord shall be reasonably extrapolated by the Landlord to the estimated Operating Expenses that would have been incurred if the Building were fully occupied by tenants and, for purposes of this Paragraph 6, 95% of such extrapolated amount shall be deemed to be the Operating Expenses for such year.

          c. TENANT'S PAYMENT OF OPERATING EXPENSE AND TAX EXCESS. The Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Percentage of the amount, if any, by which the aggregate of Operating Expenses and Taxes in any calendar year shall exceed the aggregate of Base Operating Expenses and Base Taxes. The Tenant shall prepay to the Landlord monthly, in the same manner as Basic Rent, one-twelfth (1/12) of the total of all such amounts that the Landlord may from time to time reasonably estimate will be payable, by the Tenant under this Paragraph 6(c) in respect of such excess. As soon as any such amounts so payable are actually determined, appropriate adjustments of any overpayments or underpayments shall be made by the Landlord and the Tenant.

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          d.   TENANT'S PAYMENT OF OTHER TAXES. The Tenant shall pay or cause to be paid to the Landlord as Additional Rent not later than ten (10) days prior to the date the same are due or twenty-one (2l) days after written notice thereof to the Tenant, whichever is later, all taxes and excises upon the personal property and equipment of the Tenant located at the Premises or the Property.

          e. OTHER ADDITIONAL RENT. The Tenant agrees to pay, in addition to the Tenant's obligations with respect to taxes, insurance premiums, utilities costs, costs of repairs and maintenance and other costs which are specifically set forth herein, to the Landlord upon demand as Additional
     Rent: (i) any and all charges, costs, expenses, and obligations of every kind and nature whatsoever as the Landlord may from time to time actually incur in good faith with regard to the Premises or the operation or maintenance thereof, except as otherwise expressly agreed in this Lease, including, without limiting the generality of the foregoing, reasonable attorneys' fees incurred by the Landlord in connection with any amendments to, consents under and subleases and assignments of this Lease requested by the Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the Term of this Lease), and (ii) all other costs identified in this Lease as "ADDITIONAL RENT."

          f. LATE PAYMENTS. If any payment of Basic Rent or Additional Rent is not paid to the Landlord when due or within any applicable grace period, then at the Landlord's option, without notice and in addition to all other remedies hereunder, the Tenant shall pay upon demand to the Landlord, as Additional Rent, interest thereon at an annual rate equal to the corporate rate of Fleet Bank (or its successor) from time to time in effect, plus four percent (4%), such interest to be computed from the date such Basic Rent or Additional Rent was originally due through the date when paid in full.

          g. REAL ESTATE TAX ABATEMENTS. Subject to the rights of any Mortgagees (as hereinafter defined), the Landlord may, at the request of the Tenant or any other tenant or tenants of the Building, use reasonable efforts to obtain an abatement of or to contest or review by legal proceedings or otherwise any such tax, levy, charge or assessment. In such event the Tenant and such other tenants shall pay such tax, levy, charge or assessment (under protest, if necessary). The Tenant shall pay as Additional Rent the Tenant's Percentage of (i) any such tax, levy, charge or assessment that may be determined to be due, and (ii) any and all costs or expenses (including reasonable attorneys' fees) that the Landlord may incur in connection with any such proceedings. The Tenant shall be entitled to share in any refund or abatement, net of such costs and expenses, which may be made of any tax, levy, charge or assessment in the same proportion that the same was paid by the Tenant or with the Tenant's funds."

          e. The Lease is amended to add a new Paragraph 33 to read in its entirety as follows:

               "33. EXTENSION OF THE TERM

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          On the conditions (any one or more of which conditions the Landlord may waive, at its election, by written notice to the Tenant at any time) that (i) both at the time of option exercise and as of the commencement of the applicable extension term, the Tenant is not in default of its covenants and obligations under this Lease beyond all applicable grace and cure periods, (ii) the Landlord has not given the Tenant two (2) or more notices of default within any consecutive twelve (12) month period during the Term, and (iii) as of the commencement of the applicable extension term, Cambridge Heart, Inc. occupies the entire Premises, the Tenant may elect to extend the Term as follows:

          a. The Tenant may elect to extend the Term for a one (1) year period commencing December 1, 2005, but only if the Tenant gives notice thereof to the Landlord by June 1, 2005, but not before December 1, 2004. If the Tenant so elects to extend the Term, such extension shall be on the same terms and conditions set forth herein, except Basic Rent, which shall be determined as hereinafter set forth.

          b. The word "Term" as used elsewhere in this Lease shall, unless otherwise expressly provided herein, include the initial Term and such one
     (1) year extension period, if the Tenant shall have given timely and proper notice of exercise of its option to so extend the Term. Time shall be of the essence for any notice permitted or required to be given hereunder.

          c. The annual rate of Basic Rent payable during the one (1) year extension period of the Term shall be payable without offset at an annual rate equal to the greater of (i) the effective annual rate of Basic Rent payable during the year immediately prior to the commencement of such extension period, and (ii) the "Market Rent" determined as hereinafter provided. The "MARKET RENT" shall be the fair rental value for space of equivalent size and character in Bedford, Massachusetts under a one year lease, taking into account all relevant factors.

          d.   The Market Rent shall be proposed by the Landlord within thirty
     (30) days of the receipt of the Tenant's notice that it intends to extend the term of the Lease. The Market Rent so proposed by the Landlord is referred to herein as the "LANDLORD'S PROPOSED MARKET RENT." The Landlord's Proposed Market Rent shall he deemed to be the Market Rent unless the Tenant notifies the Landlord, within fifteen (15) days of the Tenant's receipt of the Landlord's Proposed Market Rent notice, that the Landlord's Proposed Market Rent is not satisfactory to the Tenant (the "TENANT'S REJECTION NOTICE").

          e. If the Market Rent is not otherwise agreed upon by the Landlord and the Tenant within fifteen (15) days after the Landlord's receipt of the Tenant's Rejection Notice, then:

               (1) The Landlord and the Tenant shall notify one another within ten (10) days of the expiration of said fifteen day period of the name and address of the appraiser designated by each. Such two (2) appraisers shall, within twenty (20) days after the designation of the second appraiser, make their determination of the Market

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          Rent in writing and give notice thereof to each other and to the
          Landlord and the Tenant. Such two (2) appraisers shall have twenty
          (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of the Market Rent. If such appraisers shall concur in such determination within said twenty (20) day period, then they shall give notice thereof to the Landlord and the Tenant and such concurrence shall be final and binding upon the Landlord and the Tenant. If such appraisers shall fail to concur as to such determination within said twenty (20) day period, then they shall give notice thereof to the Landlord and the Tenant and shall immediately designate a third appraiser. If the two (2) appraisers shall fail to agree upon the designation of such third appraiser within five (5) days after said twenty (20) day period, then they or either of them shall give notice of such failure to agree to the Landlord and the Tenant and, if the Landlord and the Tenant fail to agree upon the selection of such third appraiser within five (5) days after the appraiser(s) appointed by the parties give notice as aforesaid, then either party on behalf of both may apply to the American Arbitration Association or any successor thereof to designate a third appraiser, or on such association's failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third appraiser.

               (2) All appraisers shall be commercial real estate brokers who shall have had at least ten (10) years' continuous experience as a commercial real estate broker in the Boston, Massachusetts area.

               (3) The third appraiser shall conduct such investigations as he or she may deem appropriate and shall, within ten (10) days after the date of his or her designation, make an independent determination of the Market Rent.

               (4) If none of the determinations of the appraisers varies from the mean of the determinations of the other appraisers by more than ten percent (10%), the mean of the determinations of the three (3) appraisers shall be the Market Rent of the Premises. If, on the other hand, the determination of any single appraiser varies from the mean of the determinations of the other two (2) appraisers by more than ten percent (10%), the mean of the determination of the two (2) appraisers whose determinations are closest shall be the Market Rent.

               (5) The determination of the appraisers, as provided above, shall be conclusive upon the parties and shall have the same force and effect as a judgment made in a court of competent jurisdiction.

               (6) Each party shall pay fees, costs and expenses of the appraiser selected by it and its own counsel fees and one-half (1/2) of all other expenses and fees of any such appraisal."

3. CONFIRMATION OF TENANT'S OBLIGATION TO PAY FOR UTILITIES. The Tenant confirms and agrees that, pursuant to Paragraph 8 of the Lease, the Tenant is obligated to pay, directly to the appropriate

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utility company, all charges relating to the provision of electricity to the
Premises during the Term (including, without limitation, electricity to power heat and air conditioning for the Premises), as measured by separate meters serving the Premises. The Tenant also confirm and agrees that, pursuant to Paragraph 8 of the Lease, the Tenant is obligated to pay for: water beyond normal office usage, telephone service, overtime and special services as set forth in Paragraph 8 of the Lease, and any additional HVAC facilities used in connection with any room devoted substantially to the operation of one or more computers, which amounts the Landlord shall reasonably determine. All such amounts payable by the Tenant under Paragraph 8 of the Lease shall constitute Additional Rent under the Lease.

4. LANDLORD'S WORK. The Landlord shall, at its sole cost and expense, perform the work described in EXHIBIT A attached hereto. The Landlord shall exercise diligent and commercially reasonable efforts to complete this work by December 15, 2003.

5. BROKERS. The Landlord and the Tenant each warrant and represent to the other that it has not dealt with any broker or finder with respect to this Amendment other than The Staubach Company of New England, LLC and Meredith & Grew (collectively, the "RECOGNIZED BROKERS"). The Landlord shall be responsible for paying each of the Recognized Brokers a brokerage commission pursuant to a separate agreement between the Landlord and such Recognized Broker. The Landlord and the Tenant shall each defend, indemnify and hold the other harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expense (including, without being limited to, reasonable attorneys' fees and expenses) which the indemnified party may be subject to or suffer by reason of any claim made by any person, firm or corporation, other than either of the Recognized Brokers, for any commission, expense or other compensation as a result of the execution and delivery of this Amendment, which is based on alleged conversations or negotiations by said person, firm or corporation with the indemnifying party and in breach of the foregoing representations.

6. MISCELLANEOUS. This Amendment may be executed in several counterparts, each of which will be deemed an original, and all of such counterparts together shall constitute one and the same instrument. Except as hereby modified, the Lease is ratified and confirmed and remains in full force and effect.

                    [Signatures Appear on the Following Page]

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     IN WITNESS WHEREOF, the Landlord and the Tenant have caused this instrument to be executed under seal as of the day and year first above written.


                                  LANDLORD:

                                  ONE OAK PARK DRIVE, L.L.C., a Delaware
                                  limited liability Company

                                  By: Connelly Properties, L.L.C., a Delaware limited liability company, its Authorized Person


                                        By:____________________________________
                                             Name:   Mark W. Connelly
                                             Title:  Manager

                                  TENANT:

                                  CAMBRIDGE HEART, INC., a Delaware
                                  corporation

                                  By: /s/ David Chazanovitz
                                      _________________________________
                                        Name:   David Chazanovitz
                                        Title:  Pres & CEO


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                                   EXHIBIT A

                                Landlord's Work


ENVIRONMENT

     a.   Add a plastic curtain to the exterior shipping door.

     b.   Add small heater hanging from ceiling to heat the shipping area.

     c.   All necessary caulking will be done.

     d.   Door and frame in shipping area will be replaced and painted.

     e. Replace three (3) VAV 17kw heating and cooling boxes, replace eighteen (18) control damper motors for all existing HVAC boxes and eighteen
(18) new digital thermostats. We will put back the electronic time clock that Cambridge Heart asked us to remove so that the setback will work properly. Replace the flex duct with hard duct and add diffuser deflectors with fire rings where needed. Rebalance the entire system.

     f. We will provided Cambridge Heart with a plan showing the zone for each thermostat.

MAINTENANCE & REPAIRS

     a.   Bathroom countertops will be replaced.

     b.   Metal dividers will be replaced.

     c.   Shipping area ceiling tile will be replaced.

     d. Broken and scarred ceiling tiles will be replaced throughout the building.

     e.   Vinyl baseboard in the shipping area will be replaced.

     f.   Security light will have dusk to dawn.

     g.   Pest Control will be addressed.

DEMO

     a.   Partitioning next to Bob P's office will be removed.

     b. Approximately 10 linear feet of partitioning between the service area and manufacturing area will be removed.


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     c.   Approximately 26 linear feet of partitioning will be removed next to the service area.

     d. Approximately 13 linear feet of partitioning will be removed by the stock room.

CONSTRUCTION

     a. Build approximately 50 linear feet of drywall partitioning per drawing dated 8/11/03.

     b. Replace carpet throughout the entire premises with Landlord's standard carpet, color and type to be selected by the Tenant.

     c.   Paint the entire premises the same color as it is now.

     d. Electric will be modified as needed to accommodate the demo & new construction.

     e.   Provide vertical blinds for the front reception area.

     f. Provide and install a 6070 solid cote birch finish door with hollow metal frame (Dutch type door).

     g.   Loading dock pad will be increased to 20 feet long by 11 feet wide.

     h. In Cambridge Heart's CEO office we will take existing wallboard down, insulate, and then replace wallboard with 5/8 inch wallboard extending above the ceiling. We will also replace insulation above the office ceiling.


                              [End of Exhibit A]
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                                  EXHIBIT B
                      Exclusions from Operating Expenses

      Operating Expenses, as defined in Paragraph 6(a)(iii) of the Lease, shall not include any of the following:

      (i) interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which this Lease is subject, and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

      (ii) expenses reimburseable to the Landlord by other tenants or third parties for services provided directly to such parties, to the extent such services are either not provided to the Tenant, or are provided in excess of the services provided to the Tenant;

      (iii) costs reimbursed to the Landlord from the proceeds of insurance or condemnation awards;

      (iv) expenses incurred by the Landlord to resolve disputes, or enforce or negotiate lease terms, with prospective or existing tenants, or in connection with the negotiation of the terms of any financing, sale or syndication of the Building;

      (v) costs of alterations, capital improvements, equipment replacement and other items that are, under GAAP, properly classified as capital expenditures, PROVIDED, HOWEVER, that the Landlord may include in the Common Expenses, on an annual basis, the amount of principal and interest payments that would be required to pay for each capital item over its useful life (as determined by the Landlord in accordance with GAAP as in effect at the time of acquisition of the capital item), with level payments of principal and interest, at an annual interest rate of six percent (6%);

      (vi) expenses incurred by the Landlord to lease space to new tenants or to retain existing tenants, including leasing commissions, advertising and promotional expenditures;

      (vii) expenses incurred by the Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building;

      (viii) costs of repairs or replacements necessary due to damage caused by the Landlord or the Landlord's agents, employees or contractors, or by other tenants in the Building;

      (ix) any penalty or fine incurred by the Landlord due to the Landlord's violation of any federal, state, or local law or regulation;

      (x) property management fees in excess of 2.5% of the Building's gross rents each year; and,

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      (xi)    costs associated with the operation of the business of the partnership or entity that constitutes the Landlord, as the same are distinguished from the costs of operation of the Building and the Property, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interests in the Building, costs of any disputes between the Landlord and employees
      (if any) not engaged in Building operation, disputes of the Landlord with Building management, or outside fees paid in connection with disputes with other tenants.

                             [End of Exhibit B]